Exhibit 23.1






   CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the registration statement of The Manitowoc Company, Inc. on Form S-8 (File No. 0-6645) of our report dated February 6, 1996, on our audits of the consolidated financial statements and financial statement schedule of The Manitowoc Company, Inc. as of December 31, 1995 and 1994, and for the year ended December 31, 1995, and the period from July 3, 1994 to December 31, 1994, which report is incorporated by reference in this Form S-8.



   /s/ Coopers & Lybrand, L.L.P.

   Milwaukee, Wisconsin
   September 3, 1996

   CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the registration statement of The Manitowoc Company, Inc. on Form S-8 (File No. 0-6645) of our report dated May 9, 1996, on our audits of the financial statements of The Manitowoc Company, Inc. RSVP Profit Sharing Plan as of December 31, 1995 and 1994, and for the year ended December 31, 1995, and the period from July 3, 1994 to December 31, 1994, which report is incorporated by reference in this Form S-8.



   /s/ Coopers & Lybrand, L.L.P.

   Milwaukee, Wisconsin
   August 30, 1996